Exhibit 99.1

CARDIO DIAGNOSTICS HoldingS, INC. ANNOUNCES 1-for-30 reverse stock split

CHICAGO, IL − (Business Wire) – May 8, 2025 – Cardio Diagnostics Holdings, Inc. (“Cardio” or the “Company”) (NASDAQ: CDIO), today announced a 1-for-30 reverse stock split of its common stock effective with the market opening on May 13, 2025.

The reverse stock split will take effect immediately after the close of trading on Nasdaq on May 12, 2025, and the Company’s common stock will open for trading on The Nasdaq Capital Market on May 13, 2025 on a post-split basis, under the existing ticker symbol “CDIO” but with new CUSIP number 14159C202. The reverse stock split is part of the Company’s plan to regain compliance with the minimum bid price requirement for the continued listing on The Nasdaq Capital Market.

The reverse split was authorized by the Company's stockholders on November 15, 2024, granting the Company's Board of Directors (the “Board”) the discretion to determine the timing and ratio of the split within a range of 1-5 and 1-40. On April 10, 2025, the Board approved a 1-for-30 reverse stock split (the “Reverse Stock Split”) and will amend the Company's Third Amended and Restated Certificate of Incorporation to reflect this action.

As a result of the Reverse Stock Split, every 30 shares of the Company’s common stock issued and outstanding prior to the opening of trading on May 13, 2025 will be combined into one issued and outstanding share, with no change in the nominal par value per share of $0.00001. No fractional shares will be issued as a result of the Reverse Stock Split. Instead of issuing fractional shares, the Company will round shares up or down to the nearest whole number as determined by DTC at the participant level.

As a result of the Reverse Stock Split, the number of shares of common stock outstanding will be reduced from approximately 52 million shares to approximately 1.7 million shares, and the number of authorized shares of common stock will remain at 300 million shares. In addition, the number of shares reserved for issuance under the Company’s 2022 Equity Incentive Plan immediately prior to the Reverse Stock Split will be reduced proportionately. Adjustments will also be made to the Company's outstanding public and private warrants and stock options. The number of shares into which these securities are exercisable will be adjusted in line with the reverse Stock Split, as will the exercise prices of these securities.

About Cardio Diagnostics Holdings, Inc.

Cardio Diagnostics Holdings, Inc. is an artificial intelligence-powered precision cardiovascular medicine company that makes cardiovascular disease prevention, detection, and management more accessible, personalized, and precise. The Company was formed to further develop and commercialize clinical tests by leveraging a proprietary Artificial Intelligence (AI)-driven Integrated Genetic-Epigenetic Engine (“Core Technology”) for cardiovascular disease to become one of the leading medical technology companies for improving prevention, detection, and treatment of cardiovascular disease. For more information, please visit http://www.cdio.ai/.

Forward-Looking Statements

Certain statements and information included in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. When used in this press release, the words or phrases “will”, “will likely result,” “expected to,” “will continue,” “anticipated,” “estimate,” “projected,” “intend,” “goal,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, many of which are beyond the control of the Company. Such uncertainties and risks include but are not limited to, our ability to successfully execute our growth strategy, changes in laws or regulations, economic conditions, dependence on management, dilution to stockholders, lack of capital, the effects of rapid growth upon the Company and the ability of management to effectively respond to the growth and demand for products and services of the Company, newly developing technologies, the Company’s ability to compete, regulatory matters, protection of technology, the effects of competition and the ability of the Company to obtain future financing. An extensive list of factors that can affect future results are discussed in the Annual Report on Form 10-K for the year ended December 31, 2024 under the heading “Risk Factors” in Part I, Item IA thereof, and other documents filed from time to time with the Securities and Exchange Commission. Such factors could materially adversely affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed within this press release.

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